AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                                      among

                        ALLIED HEALTHCARE PRODUCTS, INC.,
                           B&F MEDICAL PRODUCTS, INC.,
                             HOSPITAL SYSTEMS, INC.,

                                       and

                          LIFE SUPPORT PRODUCTS, INC.,
                         as Borrowers, on the one hand,

                                       and

                          FOOTHILL CAPITAL CORPORATION,
                                on the other hand

                         Dated as of September 10, 1998

                                             TABLE OF CONTENTS
                                             -----------------

                                                                                                   Page(s)
                                                                                                   -------
1.           DEFINITIONS AND CONSTRUCTION                                                                1
             1.1    Definitions                                                                          1
             1.2    Accounting Terms                                                                    17
             1.3    Code                                                                                17
             1.4    Construction                                                                        17
             1.5    Schedules and Exhibits                                                              17

2.           LOAN AND TERMS OF PAYMENT                                                                  18
             2.1    Revolving Advances                                                                  18
             2.2    Letters of Credit                                                                   18
             2.3    [Intentionally Omitted]                                                             21
             2.4    [Intentionally Omitted                                                              21
             2.5    Overadvances                                                                        21
             2.6    Interest and Letter of Credit Fees: Rates, Payments, and Calculations               21
             2.7    Collection of Accounts                                                              22
             2.8    Crediting Payments; Application of Collections                                      23
             2.9    Designated Account                                                                  23
            2.10    Maintenance of Loan Account; Statements of Obligations                              24
            2.11    Fees                                                                                24
            2.12    Eurodollar Rate Loans                                                               25
            2.13    Illegality                                                                          26
            2.14    Requirements of Law                                                                 27
            2.15    Indemnity                                                                           28

3.           CONDITIONS; TERM OF AGREEMENT                                                              29
             3.1    Conditions Precedent to the Initial Advance                                         29
             3.2    Conditions Precedent to all Advances and all Letters of Credit                      29
             3.3    Condition Subsequent                                                                30
             3.4    Term                                                                                30
             3.5    Effect of Termination                                                               30
             3.6    Early Termination by Borrowers                                                      30
             3.7    Termination Upon Event of Default                                                   31

4.           CREATION OF SECURITY INTEREST                                                              31
             4.1    Grant of Security Interest                                                          31
             4.2    Negotiable Collateral                                                               31
             4.3    Collection of Accounts, General Intangibles, and Negotiable Collateral              31
             4.4    Delivery of Additional Documentation Required                                       31
             4.5    Power of Attorney                                                                   32

             4.6    Right to Inspect                                                                    32

5.           REPRESENTATIONS AND WARRANTIES                                                             32
             5.1    No Encumbrances                                                                     33
             5.2    Eligible Accounts                                                                   33
             5.3    Eligible Inventory                                                                  33
             5.4    Equipment                                                                           33
             5.5    Location of Inventory and Equipment                                                 33
             5.6    Inventory Records                                                                   33
             5.7    Location of Chief Executive Office; FEIN                                            33
             5.8    Due Organization and Qualification; Subsidiaries                                    34
             5.9    Due Authorization; No Conflict                                                      34
            5.10    Litigation                                                                          35
            5.11    No Material Adverse Change                                                          35
            5.12    Solvency                                                                            35
            5.13    Employee Benefits                                                                   35
            5.14    Environmental Condition                                                             36

6.          AFFIRMATIVE COVENANTS                                                                       36
             6.1    Accounting System                                                                   36
             6.2    Collateral Reporting                                                                36
             6.3    Financial Statements, Reports, Certificates                                         37
             6.4    Tax Returns                                                                         38
             6.5    [Intentionally Omitted]                                                             38
             6.6    Returns                                                                             38
             6.7    Title to Equipment                                                                  38
             6.8    Maintenance of Equipment                                                            39
             6.9    Taxes                                                                               39
            6.10    Insurance                                                                           39
            6.11    No Setoffs or Counterclaims                                                         41
            6.12    Location of Inventory and Equipment                                                 41
            6.13    Compliance with Laws                                                                41
            6.14    Employee Benefits                                                                   41
            6.15    Leases                                                                              42

7.           NEGATIVE COVENANTS                                                                         42
             7.1    Indebtedness                                                                        42
             7.2    Liens                                                                               43
             7.3    Restrictions on Fundamental Changes                                                 43
             7.4    Disposal of Assets                                                                  43
             7.5    Change Name                                                                         43
             7.6    Guarantee                                                                           43
             7.7    Nature of Business                                                                  43
             7.8    Prepayments and Amendments                                                          44
             7.9    Change of Control.                                                                  44

            7.10    Consignments                                                                        44
            7.11    Distributions                                                                       44
            7.12    Accounting Methods                                                                  44
            7.13    Investments                                                                         44
            7.14    Transactions with Affiliates                                                        44
            7.15    Suspension                                                                          45
            7.16    [Intentionally                                                                      45
            7.17    Use of Proceeds                                                                     45
            7.18    Change in Location of Chief Executive Office; Inventory and Equipment with Bailees  45
            7.19    No Prohibited Transactions Under ERISA                                              45
            7.20    Financial Covenants                                                                 46
            7.21    Capital Expenditures                                                                46

8.           EVENTS OF DEFAULT                                                                          46

9.           FOOTHILL'S RIGHTS AND REMEDIES                                                             48
             9.1    Rights and Remedies                                                                 48
             9.2    Remedies Cumulative                                                                 50

10.          TAXES AND EXPENSES                                                                         50

11.          WAIVERS; INDEMNIFICATION                                                                   51
            11.1    Demand; Protest; etc                                                                51
            11.2    Foothill's Liability for Collateral                                                 51
            11.3    Indemnification                                                                     51
            11.4    Joint Borrowers                                                                     52

12.         NOTICES                                                                                     57

13.         CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER                                                  58

14.         DESTRUCTION OF BORROWERS' DOCUMENTS                                                         59

15.         GENERAL PROVISIONS                                                                          59
            15.1    Effectiveness                                                                       59
            15.2    Successors and Assigns                                                              59
            15.3    Section Headings                                                                    60
            15.4    Interpretation                                                                      60
            15.5    Severability of Provisions                                                          60
            15.6    Amendments in Writing                                                               60
            15.7    Counterparts; Telefacsimile Execution                                               60
            15.8    Revival and Reinstatement of Obligations                                            60
            15.9    Integration                                                                         61

         SCHEDULES  AND  EXHIBITS,
         ------------------------

Schedule  E-1       Eligible  Inventory  Locations
Schedule  P-1       Permitted  Liens
Schedule  R-1       Real  Property  Collateral
Schedule  5.10      Litigation
Schedule  5.13      ERISA  Benefit  Plans
Schedule  6.12      Location  of  Inventory  and  Equipment

Exhibit  C-1        Form  of  Compliance  Certificate

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                ------------------------------------------------

     THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of September 10, 1998, among FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, on the one hand, and ALLIED HEALTHCARE PRODUCTS, INC., a Delaware corporation ("Parent"), B&F MEDICAL PRODUCTS, INC., a Delaware corporation CB&F"), HOSPITAL SYSTEMS, INC., a California corporation ("Hospital Systems"), and LIFE SUPPORT PRODUCTS, INC., a California corporation ("Life Support"), each with its chief executive office located at 1720 Sublette Avenue, St. Louis, Missouri 63110, on the other hand.

     A. WHEREAS, Foothill, on the one hand, and Parent, B&F, Hospital Systems, and Life Support (together with certain other affiliates of Parent) entered into that certain Loan and Security Agreement, dated as of August 7, 1997 (as amended by Amendment Number One thereto dated as of March 3, 1998 and Amendment Number Two dated as of July 24, 1998, the "Original Loan Agreement").

     B. WHEREAS, Parent, B&F, Hospital Systems and Life Support have requested and Foothill has agreed, that the Original Loan Agreement be amended and restated as provided herein.

     C. NOW, THEREFORE, each of the parties hereto agrees that the Original Loan Agreement is hereby amended and restated as follows:

The  parties  agree  as  follows:

1.     DEFINITIONS  AND  CONSTRUCTION.

     1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

     "Account  Debtor"means any Person who is or who may become obligated under,
     -----------------
with  respect  to,  or  on  account  of,  an  Account.

     "Accounts"means  all  currently  existing  and  hereafter arising accounts,
     ----------
contract rights, and all other forms of obligations owing to a Person arising out of the sale or lease of goods or the rendition of services by such Person, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

     "Adjusted  Eurodollar  Rate"means, with respect to each Interest Period for
     ----------------------------
any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next whole multiple of 1/16 of 1% per annum) determined by dividing (a) the Eurodollar

Rate for such Interest Period by (b) a percentage equal to (i) 100% minus (ii) the Reserve Percentage. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

      "Advances"has  the  meaning  set  forth  in  Section  2.  l(a).
      ----------                                   ------------------

      "Affiliate"means, as  applied to any Person, any other Person who directly
       -----------
or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5 % or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

      "Agreement"has  the  meaning  set  forth  in  the  preamble  hereto.
       ----------

      "Applicable  Margin."means:  (a) with  respect  to  Eurodollar Rate Loans,
      ---------------------
2.50%, and (b) with respect to all other Obligations (other than outstanding L/Cs), 0.25%, in each case subject to adjustment as provided herein. In the event that (i) Parent's audited financial statements delivered pursuant to
Section  6.3 (b)for its fiscal year ending in 1999 or for its fiscal year ending
     -----------
in 2000 indicate that Parent's consolidated net profit (as defined by GAAP) after taxes for such fiscal year of Parent is at least $1.00, and (ii) no Default or Event of Default is then existing, then the then existing Applicable Margin shall be reduced by 0.25 % on Foothill's receipt of such statements evidencing such profit (such date of receipt in either such year the "Adjustment Date"), but effective retroactively to the August 15 immediately preceding such Adjustment Date. An appropriate credit shall be given promptly (but no sooner than the first day of the month following the Adjustment Date) to Borrower in the event of, and to give effect to, any such retroactive adjustments to the Applicable Margin. The maximum aggregate reduction of the Applicable Margin (if Borrower has consolidated net profits in each such fiscal year) would be 0.50%, resulting in an adjusted Applicable Margin of 2.00% for Eurodollar Rate Loans and -0.25% for all other Obligations (other than outstanding L/Cs) effective as of August 15, 2000. Notwithstanding anything to the contrary in this definition:
(y) any adjustment to the Applicable Margin with respect to Eurodollar Rate Loans will only affect Eurodollar Rate Loans with Interest Periods commencing after the relevant Adjustment Date; and (z) at any time during the term of this Agreement that an Event of Default exists, interest will be calculated on the basis of Section 2.6 (c).
           ------------------

      "Authorized  Person"means  any  officer  or  other  employee  of
      --------------------

Borrower.

     "Average  Unused  Portion of Maximum Revolving Amount"means, as of any date
     ------------------------------------------------------
of  determination,  (a)  $15,000,000,  less(b)  the sum of (i) the average Daily
                                       ----
Balance of Advances that were outstanding during the immediately preceding month, plus(ii) the average Daily Balance of the undrawn Letters of Credit that
        ----
were  outstanding  during  the  immediately  preceding  month.

     "B&F"has  the  meaning  set  forth  in  the  preamble  to  this  Agreement.
      -----

     "Bankruptcy  Code"means  the United States Bankruptcy Code (11 U.S.C.   101
     ------------------
et seq.),  as  amended,  and  any  successor  statute.

     "Benefit  Plan"means  a "defined benefit plan" (as defined in Section 3(35)
     ---------------
of ERISA) for which any Borrower, any Subsidiary of any Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

      "Borrower"means  any  one  of  Parent,  B&F,  Hospital  Systems,  or  Life
      ----------

Support.

     "Borrowers'  Books"means  all  of  Borrowers'  books and records including:
     -------------------
ledgers; records indicating, summarizing, or evidencing Borrowers' properties or assets (including the Collateral) or liabilities; all information relating to Borrowers' business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

      "Borrowing  Base"has  the  meaning  set  forth  in  Section  2.  l(a).
      -----------------                                   ------------------

     "Business Day"means any day that is not a Saturday, Sunday, or other day on
     --------------
which  national  banks  are  authorized  or  required  to  close.

     "Change  of  Control"shall  be  deemed  to  have occurred at such time as a
     ---------------------
"person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 20% of the total voting power of all classes of stock then outstanding of any Borrower entitled to vote in the election of directors.

     "Closing  Date"means  the  date  of  the  making  of  the  initial  Advance
     ---------------
hereunder.
     ----

     "Code"means  the  California  Uniform  Commercial  Code.
     ------

     "Collateral"means each Borrower's right, title, and interest in each of the
     ------------
following:

     (a)    Accounts,

     (b)    Borrowers'  Books,

     (c)    Equipment,

     (d)    General  Intangibles,:

     (e)    Inventory,

     (f)    Investment  Property,

     (g)    Negotiable  Collateral,

     (h)    Real  Property  Collateral,

     (i) any money, or other assets of Borrowers that now or hereafter come into the possession, custody, or control of Foothill, and

     (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral of Borrowers, and any and all Accounts, Borrowers' Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

     "Collateral  Access  Agreement"means  a  landlord waiver, mortgagee waiver,
     -------------------------------
bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory of any Borrower, in each case, in form and substance satisfactory to Foothill.

     "Collections"means all cash, checks, notes, instruments, and other items of
     -------------
payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

     "Compliance  Certificate"means  a  certificate substantially in the form of
     -------------------------
Exhibit  C-1and  delivered  by  the  chief  accounting  officer of a Borrower to
  ----------
Foothill.

     "Consolidated  Current  Assets"means,  for  any  Person,  as of any date of
     -------------------------------
determination, the aggregate amount of all current assets of such Person that would, in accordance with GAAP, be classified on a balance sheet as current assets.

     "Consolidated  Current Liabilities"means, for any Person, as of any date of
     -----------------------------------
determination, the aggregate amount of all current liabilities of such Person that would, in accordance with GAAP, be classified on a balance sheet as current liabilities. For purposes of this definition, all Obligations outstanding under this Agreement shall be deemed to be current liabilities without regard to whether they would be deemed to be so under GAAP.

     "Daily  Balance"means,  with  respect  to  each day during the term of this
     ----------------
Agreement,  the  amount  of  an  Obligation  owed  at  the  end  of  such  day.

     "deems  itself  insecure"means  that  the  Person  deems itself insecure in
     -------------------------
accordance  with  the  provisions  of  Section  1208  of  the  Code.

     "Default"means  an  event,  condition,  or default that, with the giving of
     ---------
notice,  the  passage  of  time,  or  both,  would  be  an  Event  of  Default.

     "Designated  Account"means  account  number  10-0101-268682  of  Borrowers
     ---------------------
maintained with Borrowers' Designated Account Bank, or such other deposit account of Borrowers (located within the United States) which has been designated, in writing and from time to time, by Borrowers to Foothill.

     "Designated  Account  Bank"means NationsBank, N.A., whose office is located
     ---------------------------
at  St.  Louis,  Missouri,  and  whose  ABA  number  is  081000032.

     "Dilution"means,  in each case based upon the experience of the immediately
     ----------
prior three months, the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising, returns, promotions, credits, or other dilution with respect to the Accounts of Borrowers, by (b) Borrowers'
Collections  (excluding  extraordinary  items)  plus the Dollar amount of clause
(a).

     "Dilution  Reserve"means,  as  of  any  date  of  determination,  an amount
     -------------------
sufficient to reduce Foothill's advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of 5.00%.

     "Disbursement  Letter"means  an instructional letter executed and delivered
     ----------------------
by Borrowers to Foothill regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Foothill.

     "Dollars or $"means United States dollars.
     --------------

     "Domestic  Eligible  Accountsmmeans  Eligible  Accounts that are payable in
     ------------------------------
Dollars with respect to Account Debtors that maintain their chief executive offices in the United States; however, Domestic Eligible Accounts shall not include: (a) Accounts with selling terms of more than 60 days, (b) Accounts that the Account Debtor has failed to pay within 120 days of invoice date (but in no event shall more than $1,000,000 of domestic Accounts more than 90 days from invoice date be deemed eligible), and (c) Accounts owed by an Account Debtor or its Affiliates where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (b) above.

"Early  Termination  Premium"has  the  meaning  set  forth  in
-----------------------------

Section  3.6.
-------------

     "Eligible  Accounts"means  those  Accounts  created  by  a  Borrower in the
     --------------------
ordinary course of business, that arise out of such Borrower's sale of goods or rendition of services, that strictly comply with each and all of the representations and warranties respecting Accounts made by such Borrower to Foothill in the Loan Documents, and that are and at all times continue to be acceptable to Foothill in all respects; provided, however,that standards of
                                             ------------------
eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. Eligible Accounts shall not include the following:

     (a) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of a Borrower;

     (b) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

     (c)  [Intentionally  Omitted];

     (d) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the relevant Borrower has complied, to the satisfaction of Foothill, with the Assignment of Claims Act, 31 U.S.C. 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

     (e) Accounts with respect to which the Account Debtor is a creditor of any Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account;

     (f) Accounts with respect to an Account Debtor whose total obligations owing to the Borrowers exceed 10% of all Eligible Accounts of the Borrowers, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

     (g) Accounts with respect to which the Account Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

     (h) Accounts the collection of which Foothill, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

     (i) Accounts with respect to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor, the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;

     (j) Accounts with respect,to which the Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the relevant Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement; and

     (k) Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by a Borrower of the subject contract for goods or services.

     "Eligible  Inventory"means  Inventory  (net  of  cost  price  adjustments)
     ---------------------
consisting  of first quality finished goods held for sale in the ordinary course
     --
of a Borrower's business and raw materials for such finished goods, including component parts, that are located at or in-transit between such Borrower's premises identified on Schedule E-l,that strictly comply with each and all of
                          -------------
the representations and warranties respecting Inventory made by such Borrower to Foothill in the Loan Documents, and that are and at all times continue to be acceptable to Foothill in all respects as reasonably determined by Foothill pursuant to its standard credit policy; provided, however,that standards of
                                             ------------------
eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. In determining the amount to be so included, Inventory shall be valued on a first in furst out basis at the lower of cost or market on a basis consistent with such Borrower's current and historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

     (a) it is not owned solely by such Borrower or such Borrower does not have good, valid, and marketable title thereto;

     (b)  it  is  not  located  at  one  of  the  locations  set  forth  on

Schedule  E-1;
--------------

     (c) it is not located on property owned or leased by a Borrower or in a contract warehouse, in each case, subject to a Collateral Access Agreement executed by the mortgagee, lessor, the warehouseman, or other third party, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises;

     (d) it is not subject to a valid and perfected first priority security interest in favor of Foothill;

     (e) it consists of goods returned or rejected by such Borrower's customers, goods held for return to vendor or goods in transit; and

     (f) it is obsolete or slow moving, a restrictive or custom item, work-in-process, or constitutes spare parts, samples, field service inventory, floor reject inventory, packaging and shipping materials, supplies used or consumed in such Borrower's business, Inventory subject to a Lien in favor of any third Person, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

     "Equipment"means  all  of  a  Person's  present  and  hereafter  acquired
     -----------
machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

     "ERISA"means the Employee Retirement Income Security Act of 1974, 29 U.S.C.
     -------
1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

     "ERISA Affiliate"means (a) any corporation subject to ERISA whose employees
     -----------------
are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with a Borrower and whose employees are aggregated with the employees of such Borrower under IRC Section 414(o).

     "ERISA  Event"means (a) a Reportable Event with respect to any Benefit Plan
     --------------
or Multiemployer Plan, (b)the withdrawal of a Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of a Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by a Borrower or its Subsidiaries or any of their ERISA Affiliates.

     "Eurodollar  Rate"means,  with  respect  to  the  Interest  Period  for  a
     ------------------
Eurodollar Rate Loan, the interest rate per annum (rounded upwards, if next whole multiple of 1/16 of 1% per annum) at which United States dollar deposits are offered to Norwest Bank Minnesota, National Association (or its Affiliates) by major banks in the London interbank market (or other Eurodollar Rate market selected by Foothill) on or about 11:00 a.m. (California time) two Business Days prior to the commencement of such Interest Period in amounts comparable to the amount of the Eurodollar Rate Loans requested by and available to Borrowers in accordance with this Agreement and for a period of three months from the date of such offer.

     "Eurodollar  Rate  Loans"means any Advance (or any portion thereof) made or
     -------------------------
outstanding hereunder during any period when interest on such Advance (or portion thereof) is payable based on the Adjusted Eurodollar Rate.

     "Event  of  Default"has  the  meaning  set  forth  in  Section  8.
     --------------------                                   -----------

     "Existing  Lender"means NationsBank, N.A. as agent for a syndicated lending
     ------------------
group,  pursuant  to  a  Loan  Agreement  dated  October  13,  1995.

     "FEIN"means  Federal  Employer  Identification  Number.
      ------

     "Financing  or  Sale  Event"means any of the following which is approved by
     ----------------------------
Foothill in its reasonable discretion: (a) a sale of all or substantially all of the issued and outstanding stock of any Subsidiary of Parent in one or a series of related transactions or all or substantially all of the assets of any Subsidiary or division of Parent in one or a series of related transactions, (b) a private placement of debt or equity by Parent, (c) a public offering of debt or equity by Parent, or (d) a capital infusion in Parent or any Subsidiary.

      "Foothill"has  the  meaning  set  forth  in  the  preamble  to  this
      ----------

Agreement.

     "Foothill  Account"has  the  meaning  set  forth  in  Section  2.7.
      -------------------                                   -------------

     "Foothill  Expenses"means  all:  costs  or  expenses  (including taxes, and
     --------------------
insurance  premiums)  required  to  be  paid by a Borrower under any of the Loan
Documents that are paid or incurred by Foothill; fees or charges paid or incurred by Foothill in connection with Foothill's transactions with Borrowers, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Personal Property Collateral or Real Property Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by Foothill in the disbursement of funds to Borrowers (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling', preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Personal Property Collateral or the Real Property Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Foothill in examining Borrowers' Books; costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Foothill's relationship with Borrowers or any guarantor; and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing, defending, or concerning the Loan Documents, (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrowers or any guarantor of the Obligations) irrespective of whether suit is brought.

     "Foreign  Eligible  Accounts"means  Eligible Accounts with respect to which
     -----------------------------
the Account Debtor does not maintain its chief executive office in the United States where the Accounts are either (i) supported by an irrevocable letter of credit satisfactory to Foothill (as to form, substance, and issuer or United
States confuming bank) that has been delivered to Foothill and is directly drawable by Foothill, or (ii) covered by credit insurance in form and amount, and by an insurer, satisfactory to Foothill; however,Foreign Eligible Accounts
                                               --------
shall not include: (a) Accounts with selling terms of more than 90 days from invoice date, (b) Accounts more than 60 days from due date, not to exceed 150 days from invoice date, and (c) Accounts owed by an Account Debtor or its Affiliates where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (b) above.

     "GAAP"means generally accepted accounting principles as in effect from time
     ------
to  time  in  the  United  States,  consistently  applied.

     "General  Intangibles"means  all of any Person's present and future general
     ----------------------
intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

     "Governing  Documents"means  the  certificate or articles of incorporation,
     ----------------------
by-laws,  or  other  organizational  or  governing  documents  of  any  Person.

     "Governmental  Authority'means any nation or government, any state or other
     -------------------------
political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Hazardous Materials"means (a) substances that are defined or listed in, or
     ---------------------
otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b)oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

     "Hospital  Systems"has the meaning  set  forth  in  the  preamble  to  this
     -------------------

Agreement.

     "Indebtedness"means:  (a)  all  obligations of a Person for borrowed money,
     --------------
(b) all obligations of a Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of a Person in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of a Person under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of a Person, irrespective of whether such obligation or liability is assumed, and (e) any obligation of a Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

     "Insolvency  Proceeding"means  any  proceeding  commenced by or against any
     ------------------------
Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

     "Intangible  Assets"means,  with respect to any Person, that portion of the
     --------------------
book value of all of such Person's assets that would be treated as intangibles under GAAP.

     "Intellectual Property Security Agreements"means those certain Intellectual
     -------------------------------------------
Property Security Agreements between Foothill and each of Parent, B&F, Hospital Systems and Life Support, all dated as of August 7, 1997 as amended from time to time.

     "Interest Period"means, for any Eurodollar Rate Loan, the period commencing
     -----------------
on the Business Day such Eurodollar Rate Loan is disbursed or continued, or on the Business Day on which a Reference Rate Loan is converted to such Eurodollar Rate Loan, and ending on the date that is one, two, three or six months thereafter, as selected by Borrowers and notified to Foothill as provided in
Section  2.12(a)  and  (b).
   ------------------------

     "Inventory"means all present and future inventory in which a Person has any
     -----------
interest, including goods held for sale or lease or to be furnished under a contract of service and all of such Person's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

     "Investment  Property"has  the  meaning  set  forth  in  Section  9115  of
     ----------------------
the  Code.

     "IRC"means  the  Internal  Revenue  Code  of  1986,  as  amended,  and  the
     -----
regulations  thereunder.

     "Junior  Notes"means  those  certain  subordinated  notes  in the aggregate
     ---------------
principal amount of $5,000,000, in favor of Sam Fox, Donald Nickelson, Dennis Sheehan, and Woodbourne Partners, L.P., a Missouri limited partnership.

     "L/C"has  the  meaning  set  forth  in  Section  2.2(a).
     -----                                   ----------------

     "L/C  Guaranty"has  the  meaning  set  forth  in  Section  2.2(a).
     ---------------                                   ----------------

     "Letter of Credit"means an L/C or an L/C Guaranty, as the context requires.
     --------------------


     "Lien"means  any  interest in property securing an obligation owed to, or a
     ------
claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

     "Life  Support"has  the  meaning  set  forth  in  the  preamble  to  this
     ---------------

Agreement.

     "Loan  Account"has  the  meaning  set  forth  in  Section  2.10.
     ---------------                                   --------------

     "Loan  Documents"means  this  Agreement, the Intellectual Property Security
     -----------------
Agreements,  the  Disbursement  Letter,  the  Letters  of  Credit,  the  Lockbox
Agreements, the Mortgages, any note or notes executed by any Borrower and payable to Foothill, and any other agreement entered into, now or in the future, in connection with this Agreement.

     "Lockbox  Account"shall  mean a  depositary  account  established  pursuant
     ------------------
to  one  of  the  Lockbox  Agreements.

     "Lockbox  Agreements"means  those  certain  Lockbox  Operating  Procedural
     ---------------------
Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Foothill, each of which is among a Borrower or Borrowers, Foothill, and one of the Lockbox Banks.

     "Lockbox  Banks"means  NationsBank,  N.A.,  or  such  other banks as may be
     ----------------
agreed  to  by  Foothill  and  Borrower  from  time  to  time.

     "Lockboxes"has  the  meaning  set  forth  in  Section  2.7.
     -----------                                   -------------

     "Material  Adverse  Change"means  (a)  a  material  adverse  change  in the
     ---------------------------
business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of a Borrower, (b) the material impairment of a Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Foothill to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that Foothill would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of Foothill's Liens with respect to the Collateral.

     "Maximum  Revolving  Amount"means  $25,000,000.
     ----------------------------

     "Mortgages"means  one or more mortgages, deeds of trust, or deeds to secure
     -----------
debt, executed by a Borrower in favor of Foothill, the form and substance of which shall be satisfactory to Foothill, that encumber the Real Property Collateral and the related improvements thereto.

     "Multiemployer  Plan"means  a  "multiemployer  plan" (as defined in Section
     ---------------------
4001(a)(3) of ERISA) to which a Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

     "Negotiable  Collateral"means  all of a Person's present and future letters
     ------------------------
of credit, notes, drafts, instruments, Investment Property, securities (including the shares of stock of Subsidiaries of such Person), documents, personal property leases (wherein such Person is the lessor), and chattel paper.

     "Obligations"means  all  loans,  Advances,  debts,  principal,  interest
     -------------
(including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees, charges, costs, or Foothill Expenses (including any fees or expenses that, but for the provisions of the

Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by a Borrower to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Foothill and any Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from a Borrower to others that Foothill may have obtained by assignment or otherwise, and further including all interest not paid when due and all Foothill Expenses that a Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

     "Overadvance"has  the  meaning  set  forth  in  Section  2.5.
     -------------                                   -------------

     "Parent"has the meaning set forth  in  the  preamble  to  this  Agreement.
     --------

     "Pay-Off  Letter"means  a  letter,  in  form  and  substance  reasonably
     -----------------
satisfactory to Foothill, from Existing Lender respecting the amount necessary to repay in full all of the obligations of Borrowers owing to Existing Lender and obtain a termination or release of all of the Liens existing in favor of Existing Lender in and to the properties or assets of Borrowers.

     "PBGC"means the Pension Benefit Guaranty Corporation as defined in Title IV
     ------
of  ERISA,  or  any  successor  thereto.

     "Permitted Liens"means (a)Liens held by Foothill, (b)Liens for unpaid taxes
     -----------------
that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on ScheduleP-l, (d) the interests of lessors under
                                 --------
operating  leases  and  purchase  money  security interests and Liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset is permitted under Section 7.21and so long as the Lien only
                                        ------------
attaches to the asset purchased or acquired and only secures the purchase price of the asset, (e)Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of a Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, (ii) are the subject of Permitted Protests, or (iii) removed by payment or bonded within 20 Business Days of any Borrower's obtaining notice thereof,
(f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of a Borrower and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of a Borrower, (i) Liens of or resulting from any judgment or award that would not cause a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which a Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, O) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Foothill, and (k) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by any Borrower or the value of Foothill's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of a Borrower.

     "Permitted Protest"means the right of a Borrower to protest any Lien (other
     -------------------
than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of such Borrower in an amount that is reasonably satisfactory to Foothill, (b) any such protest is instituted and diligently prosecuted by such Borrower in good faith, and (c) Foothill is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Foothill in and to the Collateral.

     "Person"means and includes natural persons, corporations, limited liability
     --------
companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

"Personal  Property  Collateral"means  all  Collateral  other  than  the  Real
--------------------------------
Property  Collateral.

     "Plan"means  any  employee benefit plan, program, or arrangement maintained
     ------
or contributed to by a Borrower or with respect to which it may incur liability.

     "Real Property"means any estates or interests in real property now owned or
     ---------------
hereafter  acquired  by  a  Borrower.

     "Real  Property Collateral"means the parcel or parcels of real property and
     ---------------------------
the  related  improvements  thereto  identified  on  Schedule  R-I,and  any Real
                                                     --------------
Property  hereafter  acquired  by  a  Borrower.

     "Reference  Rate"means  the  variable  rate  of  interest,  per annum, most
     -----------------
recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.

     "Reference  Rate  Loan"means  any  Advance  (or  portion  thereof)  made or
     -----------------------
outstanding hereunder during any period when interest on such Advance (or portion thereof) is payable based on the Reference Rate.

     "Renewal  Date"has  the  meaning  set  forth  in  Section  3.4.
     ---------------                                   -------------

     "Reportable  Event"means  any of the events described in Section 4043(c) of
     -------------------
ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

     "Requirement  of  Law"means,  as  to  any  Person: (a) (i) all statutes and
     ----------------------
regulations and (ii) court orders and injunctions, arbitrators' decisions, and/or similar rulings, in each instance by any Governmental Authority or arbitrator applicable to or binding upon such Person or any of such Person's property or to which such Person or any of such Person's property is subject; and (b) that Person's organizational documents, by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

     "Reserve  Percentage"for  any  Interest  Period  means,  as  of the date of
     ---------------------
determination thereof, the maximum percentage (rounded upward, if necessary to the nearest 1/lOOth of 1%), as determined by Foothill (or its Affiliates) in accordance with its (or their) usual procedures (which determination shall be conclusive in the absence of manifest error), that is in effect on such date as prescribed by the Board of Governors of the Federal Reserve System for determining the reserve requirements (including supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") having a term equal to such Interest Period by Foothill or its Affiliates.

     "Retiree  Health  Plan"means  an "employee welfare benefit plan" within the
     -----------------------
meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

     "Solvent"means,  with  respect  to any Person on a particular date, that on
     ---------
such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

     "Subsidiary"of a Person means a corporation, partnership, limited liability
     ------------
company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

     "Tangible  Net Worth"means, as of any date of determination, the difference
     ---------------------
of  (a)a  Person's  total  stockholder's  equity,  minus(b)the  sum  of: (i) all
                                                   -----
Intangible Assets of such Person, and (ii) all amounts due to such Person from Affiliates.

     "Voidable  Transfer"has  the  meaning  set  forth  in  Section  15.8.
     --------------------                                   --------------

     "Warrant"means  that certain Warrant, dated as of the Closing Date, for the
     ---------
purchase  by  Foothill  of  50,000  shares  of  Parent's  Common  Stock.

     "Working  Capital"means  the  result  of  subtracting  Consolidated Current
     ------------------
Liabilities  from  Consolidated  Current  Assets.

     1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrowers on a consolidated basis unless the context clearly requires otherwise.

     1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

     1.4 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Foothill. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

     1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.     LOAN  AND  TERMS  OF  PAYMENT.

     2.1  REVOLVING  ADVANCES.

     (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrowers in an amount outstanding not to exceed at any one time the lesser of (i) the Maximum Revolving Amount lessthe
                                                                         ----
outstanding balance of all undrawn or unreimbursed Letters of Credit, or (ii) the Borrowing Base lessthe aggregate amount of all undrawn or unreimbursed
                      ----
Letters of Credit. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the result of:

     (w)  the  lesser of (i) 85 % of Domestic Eligible Accounts, lessthe amount,
                                                                 ----
if  any,  of  the  Dilution  Reserve; provided, however,that Advances based upon
                                      ------------------
Domestic Eligible Accounts and Foreign Eligible Accounts, in the aggregate, shall not exceed an amount equal to Borrower's Collections with respect to Accounts for the immediately preceding 60 day period, plus

     (x) the lesser of (i) (a) 85 % of Foreign Eligible Accounts supported by letters of credit, plus (b) 85 % of Foreign Eligible Accounts supported by credit insurance (net of the aggregate amount of all applicable deductibles), and (ii) $8,000,000, plus

     (y) the lesser of (i) $10,000,000, and (ii) 45 % of the value of Eligible Inventory, minus

     (z) the aggregate amount of reserves, if any, established by Foothill under Sections 2. l(b), 6.15 and 10.
-----------------------------------

     (b)  Anything  to  the  contrary  in  Section 2.1(a)above notwith-standing,
                                           --------------
Foothill may create reserves against the Borrowing Base or reduce its advance rates based upon Eligible Accounts or Eligible Inventory without declaring an Event of Default if it reasonably determines that there has occurred a Material Adverse Change.

     (c) Amounts borrowed pursuant to this Section 2.1may be repaid and, subject
                                           -----------
to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

     2.2  Letters  of  Credit.

     (a) Subject to the terms and conditions of this Agreement, Foothill agrees to issue letters of credit for the account of a Borrower (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of a Borrower. Foothill shall have no obligation to issue a Letter of Credit if any of the following would result:

     (i) 100% of the aggregate amount of all other types of undrawn and unreimbursed Letters of Credit, would exceed the Borrowing Base lessthe amount
                                                                  ----
of  outstanding  Advances  lessthe reserves established under Section 2.1 (b);or
                           ----                               ----------------

     (ii) the aggregate amount of all undrawn or unreimbursed Letters of Credit (including Inventory Letters of Credit) would exceed the lower of: (x) the Maximum Revolving Amount lessthe amount of outstanding Advances lessreserves
                            ----                                    ----
established  under  Section  2.1(b);or  (y)  $3,000,000.
                    ----------------

Each Borrower expressly understands and agrees that Foothill shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees. Each Borrower and Foothill acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than 60 days prior to the date on which this Agreement is scheduled to terminate under Section 3.4(without regard
                                                      -----------
to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Foothill in its sole discretion. If Foothill is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such amount to Foothill and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.6.
                                 -------------

     (b) Each Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless from any loss, cost, expense, or liability, including payments made by Foothill, expenses, and reasonable attorneys fees incurred by Foothill arising out of or in connection with any Letter of Credit. Each Borrower agrees to be bound by the issuing bank's regulations and interpretations of any letters of credit guarantied by Foothill and opened to or for such Borrower's account or by Foothill's interpretations of any Letter of Credit issued by Foothill to or for such Borrower's account, even though this interpretation may be different from such Borrower's own, and Borrowers understand and agree that Foothill shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following any Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Guarantees may require Foothill to indemnify the issuing bank for certain costs or liabilities arising out of claims by a Borrower against such issuing bank. Each Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Foothill under any L/C Guaranty as a result of Foothill's indemnification of any such issuing bank.

     (c) Each Borrower hereby authorizes and directs any bank that issues a letter of credit guaranteed by Foothill to deliver to Foothill all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Foothill's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. A Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

     (d) Any and all charges, commissions, fees, and costs incurred by Foothill relating to the letters of credit guaranteed by Foothill shall be considered Foothill Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Foothill.

     (e) Immediately upon the termination of this Agreement, Borrowers agree to either (i) provide cash collateral to be held by Foothill in an amount equal to 102% of the maximum amount of Foothill's obligations under outstanding Letters of Credit, or (ii) cause to be delivered to Foothill releases of all of Foothill's obligations under outstanding Letters of Credit. At Foothill's discretion, any proceeds of Collateral received by Foothill after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(e).
                                ----------------

     (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or Foothill with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

          (A) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

          (B) there shall be imposed on the issuing bank or Foothill any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or Foothill of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or Foothill, then, and in any such case, Foothill may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay on demand such amounts as the issuing bank or Foothill may specify to be necessary to compensate the issuing bank or Foothill for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in
Section  2.6(a)(i)  or  (c)(i),
 ------------------------------
as applicable. The determination by the issuing bank or Foothill, as the case may be, of any amount due pursuant to this Section 2.2(f),as set forth in a
                                                ---------------
certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

     2.3  [Intentionally  Omitted]

     2.4  [Intentionally  Omitted]

     2.5 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrowers to Foothill pursuant to Sections 2.1 or 2.2is
                                                           -------------------
greater  than  either the Dollar or percentage limitations set forth in Sections
                                                                        --------
2.1  or  2.2(an  "Overadvance"), Borrowers immediately shall pay to Foothill, in
 -----------
cash,  the amount of such excess to be used by Foothill first, to repay Advances
 -
outstanding  under  Section  2.1and,  thereafter, to be held by Foothill as cash
                    ------------
collateral to secure Borrower's obligation to repay Foothill for all amounts paid pursuant to Letters of Credit; provided, however,that with respect to any
                                      ------------------
Overadvance caused by Foothill's charging fees, costs, expenses, or interest to the Loan Account, the Borrowers shall have two Business Days to make such payments.

      2.6  Interest  and  Letter  of  Credit  Fees:  Rates,  Payments,  and
Calculations.

     (a)  Interest  Rate.  Except  as provided in Section 2.6(c),all Obligations
                                                  ---------------
(except for undrawn Letters of Credit) shall bear interest on the Daily Balance as follows:

     (i) each Eurodollar Rate Loan shall bear interest at a per annum rate equal to the Applicable Margin plusthe Adjusted Eurodollar Rate; and
                             ----

     (ii) all other Obligations shall bear interest at a per annum [rate equal to the Applicable Margin plusthe Reference Rate.
                             ----

     (b) Letter of Credit Fee. Borrowers shall pay Foothill a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(d))equal
                                                            ---------------
to 0.75 % per annum times the aggregate undrawn amount of all Letters of Credit outstanding at the end of each day.

     (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, (i) all Obligations (except for undrawn Letters of Credi0 shall bear interest on the Daily Balance as follows: (1) subject to the optional conversion provisions of Section 2.12(c),each Eurodollar Rate Loan shall bear
                                    --------
interest at a per annum rate of 6.50 percentage points above the Adjusted Eurodollar Rate; and (2) all other Obligations shall bear interest at a per annum rate equal to 4.25 percentage points above the Reference Rate; and (ii) the Letter of Credit fee provided in Section 2.6Co)shall be increased to 4.75%
                                       --------------
per
annum times the aggregate undrawn amount of all,Letters of Credit outstanding at the end of each day.

     (d) Minimum Interest. In no event shall the rate of interest chargeable hereunder for any day for Advances be less than 7.00% per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

     (e) Payments. Interest in respect of Reference Rate Loans and Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Interest in respect of each Eurodollar Rate Loan shall be due and payable, in arrears, on (i) the last day of the applicable Interest Period, and (ii) the first day of each month occurring during the term thereof. Each Borrower hereby authorizes Foothill, at its option, without prior notice to such Borrower, to charge such interest and Letter of Credit fees, all Foothill Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.2(d)(as and when
                                                      --------------
accrued  or  incurred), the fees and charges provided for in Section 2.11(as and
                                                             ------------
when accrued or incurred), and all installments or other payments due under any Loan Document to Borrowers' Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

     (f) Computation. The Reference Rate as of the date of this Agreement is 8.50% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

     (g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and Foothill, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however,that, anything contained herein to the
                     -------------------
contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso factoas of the
                                                             ----------
date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.7 Collection of Accounts. Borrowers shall at all times maintain lockboxes (the "Lockboxes") and, immediately after the Closing Date, shall instruct all

Account Debtors with respect to the Accounts,,' General Intangibles, and Negotiable Collateral of Borrowers to remit all Collections in respect thereof to such Lockboxes. Borrowers, Foothill, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Each Borrower agrees that all Collections and other amounts received by such Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by a Borrower without the prior written consent of Foothill. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired each Business Day into an account (the "Foothill Account") maintained by Foothill at a depositary selected by Foothill.

     2.8 Crediting Payments; Application of Collections. The receipt of any Collections by Foothill (whether from transfers to Foothill by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under Section 2.1,but shall
                                                           ------------
not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Foothill Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, Foothill shall be entitled to charge Borrowers for one Business Day of 'clearance' or 'float' at the rate set forth in Section 2.6(a)(i)or Section 2.6(c)(i),as applicable, on all Collections that
    -----------------   ------------------
are received by Foothill (regardless of whether forwarded by the Lockbox Banks to Foothill, whether provisionally applied to reduce the Obligations under
Section  2.1,or  otherwise). This across-the-board one Business Day clearance or
     --------
float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of Foothill's financing of Borrowers, and shall apply irrespective of the characterization of whether receipts are owned by a Borrower or Foothill, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging one Business Day of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Foothill only if it is received into the Foothill Account on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into the Foothill Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

     2.9 Designated Account. Foothill is authorized to make the Advances, the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(e).Borrowers agree to establish
                                     ---------------
and maintain a single Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrowers, any Advance requested by Borrowers and made by Foothill hereunder shall be made to the Designated Account.

     2.10 Maintenance of Loan Account; Statements of Obligations. At the request of Borrowers, to facilitate and expedite the administration and accounting processes and procedures of their borrowings under this Agreement, Foothill has agreed, in lieu of maintaining separate loan accounts on Foothill's books in the name of each of the Borrowers, that Foothill shall maintain a single account on its books in the names of all of the Borrowers (the "Loan Account"). All Advances made by Foothill to Borrowers or for Borrower's account, including accrued interest, Foothill Expenses, and any other payment Obligations of Borrowers shall be made jointly and severally to the Borrowers and shall be charged to the Loan Account. In accordance with Section 2.8,the Loan Account
                                                    ------------
will be credited with all payments received by Foothill from any Borrower or for any Borrowers' account, including all amounts received in the Foothill Account from any Lockbox Bank. Foothill shall render one statement regarding the Loan Account to Parent on behalf of Borrowers, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and Foothill unless, within 90 days after receipt thereof by Borrowers, Borrowers shall deliver to Foothill written objection thereto describing the error or errors contained in any such statements. Each Borrower hereby expressly agrees and acknowledges that Foothill shall have no obligation to account separately to such Borrower.

     2.11  Fees.  Borrowers  shall  pay  to  Foothill  the  following  fees:

          (a) [Intentionally Omitted];

          (b) Anniversary Fee. On each August 7 during the term of this Agreement, an anniversary fee in an amount equal to $35,000, which fee is fully earned on each anniversary.

          (c) [Intentionally Omitted]

          (d) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.25% per annum times the Average Unused Portion of Maximum Revolving Amount;

          (e) Financial Examination, Documentation, and Appraisal Fees. Foothill's customary fee of $650 per day per examiner, plus out-of-pocket
Expenses for each financial analysis and examination (i.e., audits) of Borrowers performed by personnel employed by Foothill; Foothill's customary appraisal fee of $1,500 per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Foothill; and, the actual charges paid or incurred by Foothill if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrowers or to appraise the Collateral; provided, however,
            -------------------
that prior to the occurrence and continuation of. an Event of Default or Foothill deeming itself insecure, Borrowers shall not be obligated to pay for more than two audits in any 12 month period; and

     (f) Servicing Fee. On the first day of each month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee in an amount equal to $2,000.

     2.12 Eurodollar Rate Loans. Any other provisions herein to the contrary notwithstanding, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

     (a) Borrowing; Conversion; Continuation.Borrowers may from time to time, on
         ------------------------------------
or after the Closing Date (and subject to the satisfaction of the requirements of Sections 3.1 and 3.2),request in a written or telephonic communication with
    -----------------------
Foothill: (i) Advances to constitute Eurodollar Rate Loans; (ii)that Reference Rate Loans be converted into Eurodollar Rate Loans; or (iii) that existing Eurodollar Rate Loans continue for an additional Interest Period. Any such request shall specify the aggregate amount of the requested Eurodollar Rate Loans, the proposed funding date therefor (which shall be a Business Day, and with respect to continued Eurodollar Rate Loans shall be the last day of the Interest Period of the existing Eurodollar Rate Loans being continued), and the proposed Interest Period (in each case subject to the limitations set forth below). Eurodollar Rate Loans may only be made, continued, or extended if, as of the proposed funding date therefor, each of the following conditions is satisfied:

     (v)  no  Event  of  Default  exists;

     (W) no more than five Interest Periods may be in effect at any one time;

     (x) the amount of each Eurodollar Rate Loan borrowed, converted, or continued must be in an amount not less than $500,000 and integral multiples of $100,000 in excess thereof;

     (y) Foothill shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to it and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrowers; and

     (z) Foothill shall have received such request at least two Business Days prior to the proposed funding date therefor.

     Any request by Borrowers to borrow Eurodollar Rate Loans, to convert Reference Rate Loans to Eurodollar Rate Loans, or to continue any existing Eurodollar Rate Loans shall be irrevocable, except to the extent that Foothill shall determine under  Sections  2.12(a),  2.13 or 2.14that such Eurodollar Rate Loans cannot be
       --------------------------------
made  or  continued.

     (b)  Determination  of  Interest  Period.By  giving  notice as set forth in
          ------------------------------------
Section  2.12(a),Borrowers  shall  select an Interest Period for such Eurodollar
     ------------
Rate Loan. The determination of the Interest Period shall be subject to the following provisions:

     (A) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

     (B) if any Interest Period would otherwise expire on a day which is not a Business Day, the Interest Period shall be extended to expire on the next succeeding Business Day; provided, however,that if the next succeeding Business
                          ------------------
Day occurs in the following calendar month, then such Interest Period shall expire on the immediately preceding Business Day;

     (C) if any Interest Period begins on the last Business Day of a month, or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, then the Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

     (D) Borrowers may not select an Interest Period which expires later than the Renewal Date.

     (c)  Automatic  Conversion:  Optional Conversion by Foothill.Any Eurodollar
          --------------------------------------------------------
Rate Loan shall automatically convert to a Reference Rate Loan upon the last day of the applicable Interest Period, unless Foothill has received a request to continue such Eurodollar Rate Loan at least two Business Days prior to the end of such Interest Period in accordance with the terms of Section 2.12(a).Any
                                                                     --------
Eurodollar Rate Loan shall, at Foothill's option, upon notice to Borrowers, immediately convert to a Reference Rate Loan in the event that (i) an Event of Default shall have occurred and be continuing or (ii) this Agreement shall terminate, and Borrowers shall pay to Foothill any amounts required by Section
                                                                         -------
2.15 as  a  result  thereof.
----

     2.13 Illegality. Any other provision herein to the contrary notwithstanding, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by a Governmental Authority made subsequent to the Closing Date shall make it unlawful for Foothill to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (a) the obligation of Foothill hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such, and convert Reference Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and (b) Foothill's then outstanding Eurodollar Rate Loans, if any, shall be converted automatically to Reference Rate Loans on the respective last days of the then current Interest Periods with respect thereto or within such earlier period as required by law; provided, however,that before making any such demand,
                           ------------------
Foothill agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic, or regulatory manner) to designate a different lending office if the making of such a designation would allow Foothill or its lending office to continue to perform its obligations to make Eurodollar Rate Loans. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers shall pay to Foothill such amounts, if any, as may be required pursuant to Section 2.14.If
                                                               --------------
circumstances subsequently change so that Foothill shall determine that it is no longer so affected, Foothill will promptly notify, and upon receipt of such notice, the obligations of Foothill to make or continue Eurodollar Rate Loans or to convert Reference Rate Loans into Eurodollar Rate Loans shall be reinstated.

     2.14  REQUIREMENTS  OF  LAW.

     (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by a Governmental Authority made subsequent to the Closing Date or compliance by Foothill with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date

     (A) shall subject Foothill to any tax, levy, charge, fee, reduction, or withholding of any kind whatsoever with respect to Eurodollar Rate Loans, or change the basis of taxation of payments to Foothill in respect thereof (except for the establishment of a tax based on the net income of Foothill or changes in the rate of tax on the net income of Foothill);

     (B) shall in respect of Eurodollar Rate Loans impose, modify or hold applicable any reserve, special deposit, compulsory loan, or similar requirement against assets held by, deposits or other liabilities in or for the account of, Advances or other extensions of credit by, or any other acquisition of funds by, any office of Foothill; or

     (C) shall impose on Foothill any other condition with respect to Eurodollar Rate Loans;

and the result of any of the foregoing is to increase the cost to Foothill, by an amount which Foothill deems to be material, of making, converting into, continuing, or maintaining Eurodollar Rate Loans or to increase the cost to Foothill in respect of Eurodollar Rate Loans, by an amount which Foothill deems to be material, or to reduce any amount receivable hereunder in respect of Eurodollar Rate Loans, or to forego any other sum payable thereunder or make any payment on account thereof in respect of Eurodollar Rate Loans, then, in any such case, Borrowers shall promptly pay Foothill, upon its demand, any additional amounts necessary to compensate Foothill for such increased cost or reduced amount  receivable;  provided,  however,that  beforee  making  any  such demand,
                     -------------------
Foothill agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic, or regulatory manner) to designate a different Eurodollar lending office if the making of such designation would allow Foothill or its Eurodollar lending office to continue to perform its obligations to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans and avoid the need for, or materially reduce the amount of, such increased cost. If Foothill becomes entitled to claim any additional amounts pursuant to this Section 2.14,Foothill
                                                           -------------
shall promptly notify Borrowers of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this
Section  2.14 submitted  in  reasonable detail by Foothill to Borrowers shall be
------------
conclusive in the absence of manifest error. Within five Business Days after Foothill notifies Borrowers of any increased cost pursuant to the foregoing provisions of this Section 2.14,Borrowers may convert all Eurodollar Rate Loans then outstanding into Reference Rate Loans in accordance with Section 2.12and,
                                                                ------------
additionally,  reimburse  Foothill  for  any  cost  in  accordance  with Section
                                                                         -------
2.15.This  covenant  shall  survive  the  termination  of this Agreement and the
-----
payment of the Advances and all other amounts payable hereunder for nine months following such termination and repayment.

     (b) If Foothill shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof by a Governmental Authority made subsequent to the Closing Date or compliance by Foothill or any Person controlling Foothill with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date does or shall have the effect of increasing the amount of capital required to be maintained or reducing the rate of return on Foothill's or such Person's capital as a consequence of its obligations hereunder to a level below that which Foothill or such Person could have achieved but for such change or compliance (taking into consideration Foothill's or such Person's policies with respect to capital adequacy) by an amount deemed by Foothill to be material, then from time to time, after submission by Foothill to Borrowers of a prompt written request therefor, Borrowers shall pay to Foothill such additional amount or amounts as will compensate Foothill or such Person for such reduction. This covenant shall survive the termination of this Agreement and the payment of the Advances and all other amounts payable hereunder for nine months following such termination and repayment.

     2.15 Indemnity. Borrowers agree to indemnify Foothill and to hold Foothill harmless from any loss or expense which Foothill may sustain or incur as a consequence of (a) default by Borrowers in payment when due of the principal amount of or interest on any Eurodollar Rate Loan, (b) default by Borrowers in making a Borrowing of, conversion into, or continuation of Eurodollar Rate Loans after Borrowers have given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by Borrowers in making any prepayment of a Eurodollar Rate Loan after Borrowers have given a notice thereof in accordance with the provisions of this Agreement, or (d) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an

Interest Period with respect thereto (whether due to the termination of this Agreement, upon an Event of Default, or otherwise), including, in each case, any such loss or expense (but excluding loss of margin or anticipated profits) arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained; provided,
                                                                     ---------
however,that Foothill, if requesting indemnification, shall have delivered to the Borrowers a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. Calculation of all amounts payable to Foothill under this Section 2.15shall be made as though
                                             ------------
Foothill had actually funded the relevant Eurodollar Rate Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period; provided, however,that Foothill may fund each of
                                ------------------
the Eurodollar Rate Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.15.This covenant shall survive the termination of this Agreement
      -------------
and the payment of the Loans and all other amounts payable hereunder for a period of nine months thereafter.

     3.  CONDITIONS;  TERM  OF  AGREEMENT.

     3.1 CONDITIONS PRECEDENT TO the Initial Advance. The obligation of Foothill to make the initial Advance hereunder, is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing Date:

     (a) Foothill  shall have received  a  fully executed  counterpart  of  this

Agreement;

     (b) the outstanding principal balance, and any accrued and unpaid interest or fees in respect of, the Term Loans (as defined in the Original Loan Agreement) have been paid in full; and

     (c) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

     3.2 Conditions Precedent to all Advances and all Letters of Credit. The following shall be conditions precedent to all Advances and all Letters of Credit hereunder:

     (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

     (b) no Default or Event Of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

     (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against any Borrower, Foothill, or any of their Affiliates.

     3.3 Condition Subsequent. As a condition subsequent to initial closing hereunder, Borrowers shall perform or cause to be performed the following (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

     (a) within 30 days of the Closing Date, deliver to Foothill the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.10,the form and substance of which shall be
                   --------------
satisfactory  to  Foothill  and  its  counsel.

     3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrowers and Foothill and shall continue in full force and effect for a term ending on August 6, 2001 (the "Maturity Date"), unless sooner terminated pursuant to the terms hereof. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

     3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrowers of Borrowers' duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Foothill's obligation to provide additional credit hereunder is terminated.

     3.6 Early Termination by Borrowers. The provisions of Section 3.4that allow
                                                                   ---
termination of this Agreement by Borrowers only on the Maturity Date notwithstanding, Borrowers have the option, at any time upon 90 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations (including an amount equal to 102% of the undrawn amount of the Letters of Credit), in full, together with a premium (the "Early Termination Premium") equal to the following amounts: (a) $300,000 if such prepayment occurs on or before August 15, 1999; (b) $200,000 if such prepayment occurs on or after August 16, 1999 but on or before August 15, 2000, and (c) $100,000 if such prepayment occurs on or after August 16, 2000.

     3.7 Termination Upon Event Of Default. If Foothill terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof, Borrowers shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and Borrowers agree that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section 3.7shall be
                                                             -----------
deemed  included  in  the  Obligations.

     4. CREATION  OF  SECURITY  INTEREST.

     4.1 Grant of Security Interest. Each Borrower hereby grants to Foothill a continuing security interest in all of such Borrower's currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by such Borrower of each of its covenants and duties under the Loan Documents. Foothill's security interests in the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Foothill or Borrowers. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for the sale of Inventory to buyers in the ordinary course of business, no Borrower has any authority, express or implied, to dispose of any item or portion of the Personal Property Collateral or the Real Property Collateral.

     4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrowers, immediately upon the request of Foothill, shall endorse and deliver physical possession of such Negotiable Collateral to Foothill.

     4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time, Foothill or Foothill's designee may (a)notify customers or Account Debtors of any Borrower that the Accounts, General Intangibles, or Negotiable Collateral of such Borrower have been assigned to Foothill or that Foothill has a security interest therein, and (b) after an Event of Default, collect the Accounts, General Intangibles, and Negotiable Collateral of such Borrower directly and charge the collection costs and expenses to the Loan Account. Each Borrower agrees that it will hold in trust for Foothill, as Foothill's trustee, any Collections that it receives and immediately will deliver said Collections to Foothill in their original form as received by Borrower.

     4.4 Delivery of Additional Documentation Required. At any time upon the request of Foothill, Borrowers shall execute and deliver to Foothill all financing statements, continuation financing statements, continuation filings, security agreements, pledges, assignments, control agreements, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill reasonably may request, in "form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

     4.5 Power of Attorney. Each Borrower hereby irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4,sign the name of such Borrower on any
                               ------------
of  the  documents  described  in  Section  4.4,(b) at any time that an Event of
                                   -------------
Default has occurred and is continuing or Foothill deems itself insecure, sign such Borrower's name on any invoice or bill of lading relating to any Account of such Borrower, drafts against Account Debtors, schedules and assignments of Accounts of such Borrower, verifications of Accounts of such Borrower, and notices to Account Debtors, (c) send requests for verification of Accounts of such Borrower, (d) endorse such Borrower's name on any Collection item that may come into Foothill's possession, (e) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Foothill, to receive and open all mail addressed to such Borrower, and to retain all mail relating to the Collateral of such Borrower and forward all other mail to such Borrower, (f) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, settle and adjust disputes and claims respecting the Accounts of such Borrower directly with Account Debtors, for amounts and upon terms that Foothill determines to be reasonable, and Foothill may cause to be executed and delivered any documents and releases that Foothill determines to be necessary. The appointment of Foothill as such Borrower's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated.

     4.6 Right to Inspect. Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect Borrowers' Books and to check, test, and appraise the Collateral in order to verify Borrowers' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

     5. REPRESENTATIONS  AND  WARRANTIES.

     In order to induce Foothill to enter into this Agreement, each Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance and each Letter of Credit as though made on and as of the date of such Advance or Letter of Credit

(except to the extent that such representations and Warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

     5.1 No Encumbrances. Each Borrower has good and indefeasible title to its Collateral, free and clear of Liens except for Permitted Liens.

     5.2 Eligible Accounts. The Eligible Accounts of each Borrower are bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of such Borrower's business, unconditionally owed to such Borrower without (to the best of such Borrower's knowledge) defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. Borrowers have not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Eligible Account.

     5.3 Eligible Inventory. All Eligible Inventory of Borrowers is of good and merchantable quality, free from known defects.

     5.4 Equipment. All of the Equipment of Borrowers is used or held for use in Borrowers' business and is fit for such purposes.

     5.5 Location of Inventory and Equipment. The Inventory and Equipment of Borrowers are not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent) and are located only at the locations identified on Schedule 6.12or otherwise permitted by Section 6.12.
                --------------                              --------------

     5.6 Inventory Records. Each Borrower keeps correct and accurate records itemizing and describing the kind, type, quality, and quantity of its Inventory, and such Borrower's cost therefor.

     5.7 Location of Chief Executive Office; FEIN. The chief executive office of each Borrower is located at 1720 Sublette Avenue, St. Louis, Missouri 63110, and each Borrower's FEIN is set forth below:

     Borrower          FEIN
     --------          ----

     Parent            25-1370721
     B&F               34-1792342
     Hospital Systems  94-3218390
     Life  Support     95-3560739

     5.8 DUE  Organization  and  Qualification;  Subsidiaries.

     (a) Each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to cause a Material Adverse Change.

     (b)  Set  forth  on  Schedule  5.8,is  a complete and accurate list of each
                          --------------
Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by such Borrower. All of the outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

     (c)  Except  as  set  forth  on  Schedule  5.8,no  capital  stock  (or  any
                                      --------------
securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of any Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

     5.9  DUE  AUTHORIZATION;  NO  CONFLICT.

     (a) The execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

     (b) The execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to such Borrower, the Governing Documents of such Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on such Borrower,
(ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of such Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Borrower, other than Permitted Liens, or (iv)require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Borrower.

     (c) Other than the filing of appropriate financing statements, fixture filings, and mortgages, the execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

     (d) This Agreement and the Loan Documents to which any Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

     (e) The Liens granted by each Borrower to Foothill in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

     5.10 Litigation. There are no actions or proceedings pending by or against any Borrower before any court or administrative agency and no Borrower has any knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving any Borrower or any guarantor of the Obligations, except for: (a) ongoing collection matters in which a Borrower is the plaintiff; (b) matters disclosed on Schedule 5.10;and (c) matters arising after the date hereof that,
               --------------
if  decided  adversely  to a Borrower, would not have a Material Adverse Change.

     5.11 No Material Adverse Change. All financial statements relating to any Borrower or any guarantor of the Obligations that have been delivered by any Borrower to Foothill have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present such Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and such Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to any Borrower (or such guarantor, as applicable) since the date of the latest financial statements submitted to Foothill on or before the Closing Date.

     5.12 Solvency. Each Borrower is Solvent. No transfer of property is being made by any Borrower and no obligation is being incurred by any Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Borrower.

     5.13 Employee Benefits. None of Borrowers, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13.Each Borrower, each of its Subsidiaries
                           --------------
and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in' an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrowers or their Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrowers or their Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

     5.14 Environmental Condition. None of Borrowers' properties or assets has ever been used by any Borrower or, to the best of each Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of Borrowers' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by any Borrower. No Borrower has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

     6.     AFFIRMATIVE  COVENANTS.

     Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Foothill shall otherwise consent in writing, such Borrower shall do all of the following:

     6.1 Accounting System. Maintain a standard and modern system of accounting that enables such Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to its Collateral that contain information as from time to time may be requested by Foothill. Such Borrower also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to its Inventory.

     6.2 Collateral Reporting. Provide Foothill with the following documents at the following times in form satisfactory to Foothill: (a) on a weekly basis, the summary page of each such Borrower's Accounts aging report, (b) on a monthly basis, a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base as of such date using the amount of ineligible Accounts as determined based upon the prior month's aging of Accounts, (c) on a monthly basis and, in any event, by no later than the 10th Business Day of each month during the term of this Agreement, (i) a detailed calculation of the Borrowing Base, and (ii) a detailed aging, by total, of such Borrower's Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Foothill, (d) on a monthly basis and, in any event, by no later than the 10th Business Day of each month during the term of this Agreement, a summary aging, by vendor, of such Borrower's accounts payable and any book overdraft, (e) on a monthly basis, Inventory reports specifying such Borrower's cost, (f) upon Foothill's request, notice of all returns, disputes, or claims, (g) upon Foothill's request, copies of invoices in connection with its Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with its Accounts and for Inventory and Equipment acquired by such Borrower, purchase orders and invoices, (h) on a quarterly basis, a detailed list of such Borrower's customers, (i) on a monthly basis, a calculation of the Dilution for the prior month; and (j) such other reports as to the Collateral or the financial condition of such Borrower as Foothill may request from time to time. Original sales invoices evidencing daily sales shall be mailed by such Borrower to each Account Debtor and, at Foothill's direction, the invoices shall indicate on their face that such Borrower's Account has been assigned to Foothill and that all payments are to be made directly to Foothill. In the event that, at any time, Borrowers' excess borrowing availability under Section 2.1 shall be less than $3,000,000, then Borrower agrees that Foothill may, in the exercise of its reasonable credit judgment, require changes in the frequency and type of reports required under this Section 6.2.

     6.3 Financial Statements, Reports, Certificates. Deliver to Foothill: (a) as soon as available, but in any event within 45 days after the end of each month during each of Parent's fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering Parent's operations during such period; and (b) as soon as available, but in any event within 90 days after the end of each of such Parent's fiscal years, financial statements of Parent for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. In addition to the financial statements referred to above, Parent agrees to deliver financial statements prepared on a consolidating basis so as to present such Parent and each such related entity separately, and on a consolidated basis.

     Together with the above, Parent also shall deliver to Foothill such Parent's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Parent with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Parent to its shareholders, and any other report reasonably requested by Foothill relating to the financial condition of such Parent.

     Each  month,  together  with  the financial statements provided pursuant to
Section  6.3(a),Parent  shall  deliver  to  Foothill a certificate signed by its
   -------------
chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to Foothill hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Parent, (ii) the representations and warranties of Borrowers contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in Section 7.20is to be tested, a Compliance Certificate demonstrating in
    -------------
reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 7.20,and (iv) on the date of delivery
   --                              -------------
of such certificate to Foothill there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Parent has taken, is taking, or proposes to take with respect thereto).

     Each Borrower shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Foothill and to release to Foothill whatever financial information concerning such Borrower that Foothill may request. Each Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Foothill, at such Borrower's expense, copies of such Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill any information they may have regarding such Borrower's business affairs and financial conditions.

     6.4 Tax Returns. Deliver to Foothill copies of each of such Parent's future federal income tax returns, and any amendments thereto, within 45 days of the filing thereof with the Internal Revenue Service.

     6.5  [Intentionally  Omitted].

     6.6 Returns. Cause returns and allowances, if any, as between such Borrower and its Account Debtors to be on the same basis and in accordance with the usual customary practices of such Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to such Borrower, such Borrower shall determine the reason for such return as soon as reasonably practicable and, if such Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Foothill) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to such Borrower, such Borrower promptly shall determine the reason for such return and, if Foothill consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Foothill) in the appropriate amount to such Account Debtor.

     6.7 Title to Equipment. Upon Foothill's request, such Borrower immediately shall deliver to Foothill, properly endorsed,any and all evidences of ownership of, certificates of title, or applications for title to any items of its Equipment.

     6.8 Maintenance of Equipment. Maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, such Borrower shall not permit any item of its Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

     6.9 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against such Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Such Borrower shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Such Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that such Borrower has made such payments or deposits.

     6.10  Insurance.

     (a) At its expense, keep its Personal Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Such Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to such Borrower's ownership and use of its Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

     (b) At its expense, obtain and maintain (i) insurance of the type necessary to insure the Improvements and Chattels (as such terms are defined in the Mortgages), for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Foothill may require, but in any event in amounts sufficient to prevent such Borrower from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in an amount of not less than $1,000,000; and (iii) insurance for such other risks as Foothill may require. Replacement costs, at Foothill's option, may be redetermined by an insurance appraiser, satisfactory to Foothill, not more frequently than once every 12 months at such Borrower's cost.

     (c) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. All insurance required herein shall be written by companies which are authorized to do insurance business in the State of California. All hazard insurance and such other insurance as Foothill shall specify, shall contain a California Form 438BFU (NS)mortgagee endorsement, or an equivalent endorsement satisfactory to Foothill, showing Foothill as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section
                                                                         -------
6.10shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Foothill and that any loss payable thereunder shall be payable notwithstanding any act or negligence of such Borrower or Foothill which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property Collateral for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by Foothill pursuant to the Mortgages upon the happening of an Event of Default, or (iii) any change in title or ownership of the Real Property Collateral. Such Borrower shall deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

     (d) Original policies or certificates thereof satisfactory to Foothill evidencing such insurance shall be delivered to Foothill prior to the expiration of the existing or preceding policies. Such Borrower shall give Foothill prompt notice of any loss covered by such insurance, and Foothill shall have the right to adjust any loss. Foothill shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to such Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Foothill to be applied at the option of Foothill either to the prepayment of the Obligations without premium, in such order or manner as Foothill may elect, or shall be disbursed to such Borrower under stage payment terms satisfactory to Foothill for application to the cost of repairs, replacements, or restorations. Ail repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Foothill shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Foothill shall determine.

     (e) Such Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10,unless Foothill is included thereon as named insured with the
      -------------
loss payable to Foothill under a standard California 438BFU (NS) Mortgagee endorsement, or its local equivalent. Such Borrower immediately shall notify Foothill whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Foothill.

     6.11 No Setoffs or Counterclaims. Make payments hereunder and under the other Loan Documents by or on behalf of such Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

     6.12 Location of Inventory and Equipment. Keep its Inventory and Equipment only at the locations identified on Schedule 6.12; provided, however,that
                                          ----------------------------------
Borrowers  may  amend  Schedule  6.12so long as such amendment occurs by written
                       --------------
notice to Foothill not less than 30 days prior to the date on which the Inventory or Equipment of Borrowers is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrowers provide any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in such assets and also provides to Foothill a Collateral Access Agreement.

     6.13 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to cause a Material Adverse Change.

     6.14  Employee  Benefits.

     (a) Deliver to Foothill: (i) promptly, and in any event within 10 Business Days after such Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of such Borrower describing such ERISA Event and any action that is being taken with respect thereto by such Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Such Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request fried with respect to any Benefit Plan and all communications received by such Borrower, any of its Subsidiaries or, to the knowledge of such Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within 3 Business Days after receipt by such Borrower, any of its Subsidiaries or, to the knowledge of such Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

     (b) Cause to be delivered to Foothill, upon Foothill's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of such

Borrower or its Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by such Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to such Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of such Borrower or its Subsidiaries under any Retiree Health Plan.

     6.15 Leases. Pay when due all rents and other amounts payable under any leases to which such Borrower is a party or by which such Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that such Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Foothill shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

7.     NEGATIVE  COVENANTS.

     Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, such Borrower will not, without Foothill's prior written approval which may be given in Foothill's sole discretion, do any of the following:

     7.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

     (a) Indebtedness evidenced by this Agreement, together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees;

     (b) Indebtedness set forth in the latest financial statements of Borrowers submitted to Foothill on or prior to the Closing Date;

     (c)  Indebtedness  secured  by  Permitted  Liens;

     (d) Indebtedness evidenced by the Junior Notes and by that certain $5,000,000 Promissory Note in favor of LaSalle National Bank, dated August 7, 1998;

     (e) The private placement of subordinate debt on terms and conditions consistent in all material respects with the A.G. Edwards draft Private Placement Memorandum dated July 24, 1997, with subordination provisions no less favorable than those set forth in those certain Subordination Agreements entered into by Foothill in connection with the Junior Notes; and

     (f) refinancings, renewals; or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1(and continuance or renewal of any
                                  ------------
Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrowers, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii)such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv)to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing
Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness.

     7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
Section 7.1(d)and so long as the replacement Liens only encumber those assets or
--------------
property  that  secured  the  original  Indebtedness).

     7.3 Restrictions on Fundamental Changes. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets.

     7.4 Disposal of Assets. Sell, lease, assign, transfer, or otherwise dispose of any of such Borrower's properties or assets other than sales of Inventory to buyers in the ordinary course of such Borrower's business as currently conducted.

     7.5 Change Name. Change such Borrower's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name.

     7.6 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of such Borrower or which are transmitted or turned over to Foothill.

     7.7 Nature of Business. Make any change in the principal nature of such Borrower's business.

     7.8  Prepayments and Amendments.

     (a) Except in connection with a refinancing permitted by Section 7. l(d)or,
                                                              ---------------
so long as no Event of Default has occurred and is continuing, the prepayment of the Junior Notes upon completion of a Financing or Sale Event, prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and

     (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.
                                                                     -----------
l(b),  (c).  or  (d).
---------------------

     7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

     7.10 Consignments. Consign any Inventory or sell any of its Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

     7.11 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of such Borrower's capital stock, of any class, whether now or hereafter outstanding.

     7.12 Accounting Methods. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of such Borrower's accounting records without said accounting firm or service bureau agreeing to provide Foothill information regarding the Collateral or such Borrower's financial condition. Such Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Foothill pursuant to or in accordance with this Agreement, and agrees that Foothill may contact directly any such accounting firm or service bureau in order to obtain such information.

     7.13 Investments. Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b)loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person.

     7.14 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of such Borrower except for transactions that are in the ordinary course of such Borrower's business, upon fair and reasonable terms, that are fully disclosed to Foothill, and that are no less favorable to such Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

     7.15 Suspension. Suspend or go out of a substantial portion of its business.

     7.16  [Intentionally  Omitted].

     7.17 Use of Proceeds. Use (a)the proceeds of the Advances made hereunder for any purpose other than (i) on the Closing Date, (y) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (z) to pay transactional costs and expenses incurred in connection with this Agreement, and (ii) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

     7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Foothill and so long as, at the time of such written notification, such Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests and also provides to Foothill a Collateral Access Agreement with respect to such new location. The Inventory and Equipment of such Borrower shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

     7.19  No  Prohibited Transactions  Under  ERISA.  Directly  or  indirectly:

     (a) engage, or permit any Subsidiary of such Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

     (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

     (c) fail, or perm- it any Subsidiary of such Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

     (d) terminate, or permit any Subsidiary of such Borrower to terminate, any Benefit Plan where such event would result in any liability of such Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

     (e) fail, or permit any Subsidiary of such Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

     (f) fail, or permit any Subsidiary of such Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

     (g) amend, or permit any Subsidiary of such Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of such Borrower, any Subsidiary of such Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

     (h) withdraw, or permit any Subsidiary of such Borrower to Multiemployer Plan where such withdrawal is reasonably likely to of any such withdraw, from any result in any liability entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of such Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $500,000.

     7.20  Financial  Covenants.  Have  Parent  fail  to  maintain:

     (a) Minimum Tangible Net Worth. Minimum Tangible Net Worth of not less than: (i) $20,000,000, measured as of any month end during Parent's fiscal year 1999, and (ii) $21,000,000, measured as of any month end thereafter.

     (b)  [Intentionally  Omitted]

     (c)  [Intentionally  Omitted]

     7.21 Capital Expenditures. Borrowers shall, in the aggregate, make capital expenditures in any fiscal year in excess of $3,000,000.

     8. EVENTS  OF  DEFAULT.

     Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

     8.1 If Borrowers fail to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations);

     8.2 If any Borrower fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between such Borrower and Foothill; provided, however,that Borrowers' failure to perform,
                          -------------------
keep,  or  observe  the terms of Sections 6.2, 6.3, 6.4, 6.7, 6.8, 6.13, 6.14 or
                                  --------------------------------------------
6.15 shall  not constitute an Event of Default unless such failure continues for
---
five  Business  Days or more in the case of Section 6.2and otherwise 15 clays or
                                            -----------
more;

     8.3 If there is a Material Adverse Change;

     8.4 If any material portion of any Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

     8.5  If  an  Insolvency  Proceeding  is  commenced  by  any  Borrower;

     8.6 If an Insolvency Proceeding is commenced against any Borrower and any of the following events occur: (a) such Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c)the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however,that, during the pendency of such period, Foothill
          -------------------
shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Borrower; or (e) an order for relief shall have been issued or entered therein;

     8.7 If any Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

     8.8 If a notice of Lien, levy, or assessment is filed of record with respect to any of any Borrower's properties or assets by the United States
Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of such Borrower's properties or assets and the same is not paid on the payment date thereof; provided, however,that no
                                                       ------------------
such Liens or debts for aggregate amounts of less than $250,000 (in the case of the United States Government) or $1,000,000 (for any state, county or municipality) shall constitute an Event of Default if the same are discharged within 30 days of the date thereof; provided, however,that Foothill shall have
                                      ------------------
the right to establish a reserve in Borrowers' Loan Account for the amount of such Liens;

     8.9 If judgments or other claims, in excess of $250,000 in the aggregate, become Liens or encumbrances upon any material portion of any Borrower's properties or assets, and such Liens or encumbrances are not discharged within 30 days of the date thereof or stayed pending appeal;

     8.10 If there is a default in any material agreement to which any Borrower is a party with one or more third Persons (including LaSalle National Bank) and such default (a) occurs at the final maturity of the obligations thereunder, or
(b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of such Borrower's obligations thereunder;

     8.11 If any Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness; or

     8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by any Borrower or any officer, employee, agent, or director of any Borrower, or if any such warranty or representation is withdrawn.

     9.     FOOTHILL'S  RIGHTS  AND  REMEDIES.

     9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrowers:

     (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

     (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and Foothill;

     (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interests in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

     (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Borrowers' Loan Account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses incurred or expended in connection therewith;

     (e) Cause Borrowers to hold all of their returned Inventory in trust for Foothill, segregate all such returned Inventory from all other property of any Borrower or in any Borrower's possession and conspicuously label said returned Inventory as the property of Foothill;

     (f) Without notice to or demand upon any Borrower or any guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interests in the Collateral. Borrowers agree to assemble the Personal Property Collateral if Foothill so requires, and to make the Personal Property Collateral available to Foothill as Foothill may designate. Each Borrower authorizes Foothill to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Foothill's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Borrowers' owned or leased premises, each Borrower hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

     (g) Without notice to any Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by Foothill (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of any Borrower held by Foothill;

     (h) Hold, as cash collateral, any and all balances and deposits of any Borrower held by Foothill, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

     (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Foothill is hereby granted a license or other right to use, without charge, any Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and each Borrower's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

     (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Borrower's premises) as Foothill determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

     (k) Foothill shall give notice of the disposition of the Personal Property Collateral as follows:

     (1) Foothill shall give Borrowers and each holder of a security interest in the Personal Property Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

     (2) The notice shall be personally delivered or mailed, postage prepaid, to Borrowers as provided in Section 12,at least 5 days before the date fixed for
                            -----------
the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrowers claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Foothill;

     (3) If the sale is to be a public sale, Foothill also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

     (1)    Foothill  may  credit  bid  and  purchase  at  any  public sale; and

     (m) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrowers. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to Borrowers.

     9.2 Remedies Cumulative. Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

     10.     TAXES  AND  EXPENSES.

     If any Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill determines that such failure by such Borrower could result in a Material Adverse Change, in its discretion and without prior notice to Borrowers, Foothill may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrowers' Loan Account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in
Section 6.10,and take any action with respect to such policies as Foothill deems
-------------
prudent. Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

     11.     WAIVERS;  INDEMNIFICATION.

     11.1 Demand; Protest; etc. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which such Borrower may in any way be liable.

     11.2 Foothill's Liability for Collateral. So long as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

     11.3 Indemnification. Borrowers shall pay, indemnify, defend, and hold Foothill, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration (including any of the foregoing arising out of the administration of the credit facilities hereunder on a joint borrowing basis) of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrowers shall have no obligation to any Indemnified Person under this Section
                                                                         -------
11.3  with  respect  to  any  Indemnified  Liability
----
that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

     11.4  Joint  Borrowers.

     (a) Each Borrower agrees that it is jointly and severally, directly and primarily liable to Foothill for payment in full of all Obligations, whether for principal, interest or otherwise and that such liability is independent of the duties, obligations, and liabilities of the other Borrowers. Foothill may bring a separate action or actions on each, any, or all of the Obligations against any Borrower, whether action is brought against the other Borrowers or whether the other Borrowers are joined in such action. In the event that any Borrower fails to make any payment of any Obligations on or before the due date thereof, the other Borrowers immediately shall cause such payment to be made or each of such Obligations to be performed, kept, observed, or fulfilled.

     (b) The Loan Documents are a primary and original obligation of each Borrower, are not the creation of a surety relationship, and are an absolute, unconditional, and continuing promise of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the Loan Documents. Each Borrower agrees that its liability under the Loan Documents shall be immediate and shall not be contingent upon the exercise or enforcement by Foothill of whatever remedies it may have against the other Borrowers, or the enforcement of any lien or realization upon any security Foothill may at any time possess. Each Borrower consents and agrees that Foothill shall be under no obligation (under Section 2899 or 3433 of the California Civil Code or otherwise) to marshal any assets of any Borrower against or in payment of any or all of the Obligations.

     (c) Each Borrower acknowledges that it is presently informed as to the financial condition of the other Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower hereby covenants that it will continue to keep informed as to the financial condition of the other Borrowers, the status of the other Borrowers and of all circumstances which bear upon the risk of nonpayment of the Obligations. Absent a written request from any Borrower to Foothill for information, such Borrower hereby waives any and all rights it may have to require Foothill to disclose to such Borrower any information which Foothill may now or hereafter acquire concerning the condition or circumstances of the other Borrowers.

     (d) The liability of each Borrower under the Loan Documents includes Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Obligations after prior Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, each Borrower hereby waives any right to revoke its liability under the Loan Documents as to future indebtedness, and in connection therewith, each Borrower hereby waives any rights it may have under
Section 2815 of the California Civil Code. If such a revocation is effective notwithstanding the foregoing waiver, each Borrower acknowledges and agrees that
(a)no such revocation shall be effective until written notice thereof has been received by Foothill, (b) no such revocation shall apply to any Obligations in existence on such date (including, any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Foothill in existence on the date of such revocation, (d) no payment by such Borrower or from any other source prior to the date of such revocation shall reduce the maximum obligation of the other Borrowers hereunder, and (e) any payment by such Borrower or from any source other than Borrowers, subsequent to the date of such revocation, shall first be applied to that portion of the Obligations as to which the revocation is effective and which are not, therefore, guaranteed hereunder, and to the extent so applied shall not reduce the maximum obligation of each Borrower hereunder.

     (e) (i) Each Borrower absolutely, unconditionally, knowingly, and expressly waives:

     (1) (A) notice of acceptance hereof; (B) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Obligations; (C) notice of the amount of the Obligations, subject, however, to each Borrower's right to make inquiry of Foothill to ascertain the amount of the Obligations at any reasonable time; (D) notice of any adverse change in the financial condition of the other Borrowers or of any other fact that might increase such Borrower's risk hereunder;
(E)notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; and (F) all notices (except if such notice is specifically required to be given to Borrowers hereunder or under the Loan Documents) and demands to which such Borrower might otherwise be entitled.

     (2) its right, under Sections 2845 or 2850 of the California Civil Code, or otherwise, to require Foothill to institute suit against, or to exhaust any rights and remedies which Foothill has or may have against, the other Borrowers or any third party, or against any Collateral provided by the other Borrowers, or any third party. In this regard, each Borrower agrees that it is bound to the payment of all Obligations, whether now existing or hereafter accruing, as fully as if such Obligations were directly owing to Foothill by such Borrower. Each Borrower further waives any defense arising by reason of any disability or other defense (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) of the other Borrowers or by reason of the cessation from any cause whatsoever of the liability of the other Borrowers in respect thereof.

     (3) (A) any rights to assert against Foothill any defense (legal or equitable), set-off, counterclaim, or claim which such Borrower may now or at any time hereafter have against the other Borrowers or any other party liable to Foothill; (B) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (C) any defense such Borrower has to performance hereunder, and any right such Borrower has to be exonerated, provided by Sections 2819, 2822, or 2825 of the California Civil Code, or otherwise, arising by reason of: the impairment or suspension of Foothill's rights or remedies against the other Borrowers; the alteration by Foothill of the Obligations; any discharge of the other Borrowers' obligations to Foothill by operation of law as a result of Foothill's intervention or omission; or the acceptance by Foothill of anything in partial satisfaction of the Obligations; (D) the benefit of any statute of limitations affecting such Borrower's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Borrower's liability hereunder.

     (ii) Each Borrower absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by Foothill including any defense based upon an election of remedies by Foothill under the provisions of Sections 580a, 580b, 580d, and 726 of the California Code of Civil Procedure or any similar law of California or any other jurisdiction; or (ii) any election by Foothill under Bankruptcy Code Section 111 l(b) to limit the amount of, or any collateral securing, its claim against the Borrowers. Pursuant to California Civil Code Section 2856(b):

     "Each Borrower waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Borrower's rights of subrogation and reimbursement against the other Borrowers by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.

     "Each Borrower waives all rights and defenses that such Borrower may have because another Borrower's Obligations are secured by real property. This means, among other things:

     "(1) Foothill may collect from such Borrower without first foreclosing on any real or personal property collateral pledged by another Borrower.

     "(2) If Foothill forecloses on any collateral pledged by another Borrower: real property

     (A) The amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

     (B) Foothill may collect from such Borrower even if Foothill, by foreclosing on the real property collateral, has destroyed any right such Borrower may have to collect from another Borrower.

     "This is an unconditional and irrevocable waiver of any rights and defenses such Borrower may have because the Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure."

If any of the Obligations at any time is secured by a mortgage or deed of trust upon real property, Foothill may elect, in its sole discretion, upon a default with respect to the Obligations, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing the Loan Documents, without diminishing or affecting the liability of any Borrower hereunder except to the extent the Obligations are repaid with the proceeds of such foreclosure. Each Borrower understands that (a) by virtue of the operation of California's antideficiency law applicable to nonjudicial foreclosures, an election by Foothill nonjudicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of such Borrower against the other Borrowers or other guarantors or sureties, and (b) absent the waiver given by such Borrower, such an election would prevent Foothill from enforcing the Loan Documents against such Borrower. Understanding the foregoing, and understanding that such Borrower is hereby relinquishing a defense to the enforceability of the Loan Documents, such Borrower hereby waives any right to assert against Foothill any defense to the enforcement of the Loan Documents, whether denominated "estoppel" or otherwise, based on or arising from an election by Foothill nonjudicially to foreclose any such mortgage or deed of trust. Each Borrower understands that the effect of the foregoing waiver may be that each Borrower may have liability hereunder for amounts with respect to which such Borrower may be left without rights of subrogation, reimbursement, contribution, or indemnity against the other Borrower or other guarantors or sureties. Each Borrower also agrees that the "fair market value" provisions of
Section 580a of the California Code of Civil Procedure shall have no applicability with respect to the determination of such Borrower's liability under the Loan Documents.

     (iii) Until such time as all Obligations have been fully, finally, and indefeasibly paid in full, in cash, each Borrower hereby absolutely, unconditionally, knowingly, and expressly postpones: (1) any right of subrogation such Borrower has or may have as against the other Borrowers with respect to the Obligations; (2) any right to proceed against the other Borrowers or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which such Borrower may now have or hereafter have as against the other Borrowers with respect to the Obligations; and (3) any right to proceed or seek recourse against or with respect to any property or asset of the other Borrowers.

     (iv) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS SECTION 11.4, EACH BORROWER HEREBY ABSOLUTELY, KNOWINGLY, UNCONDITIONALLY, AND EXPRESSLY WAIVES AND AGREES NOT TO ASSERT ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821,
2822, 2825, 2839, 2845, 2848, 2849, AND 2850, CALIFORNIA CODE OF CIVIL PROCEDURE
SECTIONS 580a, 580b, 580c, 580d, AND 726, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE.

     (f) Each Borrower consents and agrees that, without notice to or by such Borrower, and without affecting or impairing the liability of such Borrower hereunder, Foothill may, by action or inaction:

                    (i)     compromise,  settle, extend the duration or the time
for  the                         payment of, or discharge the performance of, or
may  refuse                         to  or  otherwise  not  enforce  the  Loan
Documents,  or  any  part                         thereof,  with  respect to the
other  Borrowers;

                    (ii)     release  the  other  Borrowers  or  grant  other
indulgences  to                         the  other Borrowers in respect thereof;
or

                    (iii)     release  or  substitute  any guarantor, if any, of
the                                   Obligations,  or  enforce,  exchange,
release,  or waive any                              security for the Obligations
or  any guaranty of the                              Obligations, or any portion
thereof.

     (g) Foothill shall have the right to seek recourse against each Borrower to the fullest extent provided for herein, and no election by Foothill to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Foothill's right to proceed in any other form of action or proceeding or against other parties unless Foothill has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Foothill under the Loan Documents shall serve to diminish the liability of any Borrower thereunder except to the extent that Foothill finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

     (h) The Obligations shall not be considered indefeasibly paid for purposes of this Section 11.4unless and until all payments to Foothill are no longer
          -------------
subject to any right on the part of any person, including any Borrower, any Borrower as a debtor in possession, or any trustee (whether appointed pursuant to 11 U.S.C., or otherwise) of any Borrower's assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. Upon such full and final performance and indefeasible payment of the Obligations, Foothill shall have no obligation whatsoever to transfer or assign its interest in the Loan Documents to any Borrower. In the event that, for any reason, any portion of such payments to Foothill is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and each Borrower shall be liable for the full amount Foothill is required to repay plus any and all costs and expenses (including attorneys' fees and attorneys' fees incurred pursuant to 11 U.S.C.) paid by Foothill in connection therewith.

     Borrowers and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or fight waived may diminish, destroy or otherwise adversely affect rights which Borrowers otherwise may have against other Borrowers, the Lender Group or others, or against Collateral. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

     12.  NOTICES.

     Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by frost-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower or to Foothill, as the case may be, at its address set forth below:

If  to  Borrowers:     c/o ALLIED HEALTHCARE PRODUCTS, INC.
                       1720 Sublette Avenue
                       St.  Louis,  Missouri  63110
                       Attn:  Vice  President  Finance
                       Fax  No.  314.771.0650
with  copies  TO:      GREENSFELDER,  HEMKER  &  GALE  P.C.
                       2000  Equitable  Building
                       10  South  Broadway
                       St.  Louis,  Missouri  63102
                       ATTN:  Vincent  J.  Garozzo,  Esq.
                       Fax  No.  314.241.3237

IF  TO  FOOTHILL:      FOOTHILL  CAPITAL  CORPORATION
                       11111  Santa  Monica  Boulevard
                       Suite  1500
                       Los  Angeles,  California  90025-3333
                       Attn:  Business  Finance  Division  Manager
                       Fax  No.  310.478.9788

with  copies  TO:      BUCHALTER,  NEMER,  FIELDS  &  YOUNGER
                       601  South  Figueroa,  Suite  2400
                       Los  Angeles,  California  90017
                       Attn:  Robert  C.  Colton,  Esq.
                       Fax  No.  213.896.0400

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12,other than
                                                           -----------
notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or other similar method set forth above.

     13.     CHOICE  OF  LAW  AND  VENUE;  JURY  TRIAL  WAIVER.

     THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN AN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF
CALIFORNIA  OR,  AT  THE  SOLE  OPTION  OF-FOOTI4ffLL,  IN  ANY  OTHER

COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER
THE  MATTER  IN  CONTROVERSY.     EACH  BORROWER  AND  FOOTHILL
WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION !3.EACH BORROWER AND
                                                    -----------
FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH BORROWER AND FOOTHILL REPRESENTS THAT THEY HAVE REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     14.     DESTRUCTION  OF  BORROWERS'  DOCUMENTS.

     All documents, schedules, invoices, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill four months after they are delivered to or received by Foothill, unless Borrowers request, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrowers' expense, for their return.

     15.  GENERAL  PROVISIONS.

     15.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrowers and Foothill.

     15.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however,that no Borrower may assign this Agreement or any rights or
       ------------
duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release the assigning Borrower from its Obligations. Foothill may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrowers is required in connection with any such assignment. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder. In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to any Borrower or any Borrower's business. To the extent that Foothill assigns its rights and obligations hereunder to a third Person, Foothill thereafter shall be released from such assigned obligations to

Borrowers and such assignment shall effect a novation between Borrowers and such third Person.

     15.3 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

     15.4 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

     15.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     15.6 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by both Foothill and Borrowers.

     15.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

     15.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by any Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfers), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Borrowers or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     15.9 INTEGRATION. This Agreement, certain supplemental letters delivered concurrently herewith, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Los Angeles, California.

                                   ALLIED  HEALTHCARE  PRODUCTS,  INC.,
                                   a  Delaware  corporation

                                   By  Uma  Nandan  Aggarwal
                                   Title: President and Chief Executive Officer

                                   B&F  MEDICAL  PRODUCTS,  INC.,
                                   a  Delaware  corporation

                                   By  Uma  Nandan  Aggarwal
                                   Title: President and Chief Executive Officer

                                   HOSPITAL  SYSTEMS,  INC.,
                                   a  California  corporation

                                   By  Uma  Nandan  Aggarwal
                                   Title: President and Chief Executive Officer

                                   LIFE  SUPPORT  PRODUCTS,  INC.,
                                   a  California  corporation

                                   By  Uma  Nandan  Aggarwal
                                   Title: President and Chief Executive Officer

                                   FOOTHILL,"  CAPITAL  CORPORATION,
                                   a  California  corporation

                                   By  Christopher  J  Coutu
                                   Title:  Vice  President

                                 SCHEDULE  E-I

See  Schedule  6.12

                                  Schedule P-!

Liens on the Sublette real property and related fixtures as evidenced by that certain (i) Deed of Trust between Parent, Joseph Hipskind, as Trustee and LaSalle National Bank dated August 7, 1998 and (ii) UCC fixture filing attached hereto, securing that certain $5,000,000 Promissory Note made by Parent in favor of LaSalle National Bank.

                                  Schedule  P-I

Real  Property  Owned:
----------------------

Kinderhook  Road
Stuyvesant  Falls,  NY  12174

1421  North  Expressway  Drive
Toledo,  OH  43608

52  Gradolph  Street
Toledo,  OH  43608

                                  Schedule 5.8
                DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES

     Allied Healthcare Products, Inc., a Delaware corporation, owns 100% of the issued and outstanding stock of the following corporations:

B&F Medical Products, Inc., a Delaware corporation with 100,000 shares of common stock, par value $. 01 (the "Common Stock"), authorized and 1,000 shares of Common Stock issued and outstanding.

Hospital Systems, Inc., a California corporation with 100,000 shares of common stock, no par value (the "Common Stock"), authorized and 100 shares of Common Stock issued and outstanding.

Life Support Products, Inc., a California corporation with 3,000,000 shares of stock authorized consisting of 2,571,367 shares of common stock, no par value (the "Common Stock"), with 934,403 shares of Common Stock issued and outstanding and 428,633 shares of Series A preferred stock, no par value (the "Preferred Stock") with no shares of Preferred Stock issued and outstanding.

Omni-Tech Medical, Inc., a Kansas corporation ("Omni-Tech") with 100,000 shares of common stock, par value of $1.00 (the "Common Stock") authorized and 100,000 shares of Common Stock issued and outstanding. Omni-Tech has no material assets and is a dormant corporation.

                                 SCHEDULE 5.10,
                              MATERIAL PROCEEDINGS

     Product liability claims are asserted against the Borrowers from time to time for various injuries alleged to have resulted from defects in the manufacture and/or design of a Borrower's products. Product liability claims are covered by the Borrowers comprehensive general liability insurance policies, subject to certain deductible amounts. The Borrowers establish reserves for such deductible amounts, which they believe to be adequate based on their previous claims experience.

     From time to time, the Borrowers are the subject of legal proceedings, including proceedings other than product liability claims, such as claims involving employee matters and similar claims. There are no material claims currently pending which could have a material adverse affect.

The  following  is  a  list  of  pending  and  potential  litigation:

I.     HOSPITAL  PRODUCTS  DIVISION.

A.     Hammer  v.  Allied.  Mist-O-Gen
       -------------------------------

      Jurisdiction:           Circuit  Court  of  Illinois,  Will  Co.
      Date  of  incident:     October  20,  1995
      Case  file  date:       October  15,  1996
      Product  involved:      Mist-O-Gen  TAB  25  Tubing  Dryer
      Case  type:             Personal  injury

B.    Gibbons  v.  The  Port  Hope  and  District  Hospital.  et  al.
      ---------------------------------------------------------------

      Jurisdiction:           Ontario  (Canada)  General  Division
      Date  of  incident:     April  23,  1996
      Case  file  date:       April  21,  1997
      Date  of  service:      June  12,  1997
      Product  involved:      Extractor
      Case  type:             Wrongful  Death

II.   PENDING  LITIGATION

D     Dubkoff.  et  al.  v.  Northcoast  Rehabilitation  Hospital.  et  al.
-     ---------------------------------------------------------------------

      Jurisdiction:           Superior  Court  for  State of California,
                              Contra Costa County

      Date  of  incident:     June  15,  1996  .
      Date  of  service:      November  3,  1997
      Product  involved:      Bear  3  Adult  Volume  Ventilator
      Case  type:             Wrongful  Death

B.
      David  Shamel  v.  Allied  Healthcare  Products.  et  al.
      ---------------------------------------------------------

      Jurisdiction:           District Court of Travis County, Texas
      Date  of  incident:     June  14,  1996
      Date  of  service:      July  3,  1998
      Product  involved:      Oxygen  Regulator
      Case  type:             Personal  Injury

      Michael  Bush  v.  Allied  Healthcare  Products.  et  al.
      ---------------------------------------------------------

      Jurisdiction:           District Court of Travis County, Texas
      Date  of  incident:     June  14,  1996
      Date  of  service:      July  3,  1998
      Product  involved:      Oxygen  Regulator
      Case  type:             Personal  Injury

      John  N.  Steck,  Jret  ux  v.  Praxair.  et  al.
      -------------------------------------------------

      Jurisdiction:           Court of Common Pleas,
                              Allegheny County Pennsylvania
      Date  of  incident:     April  4,  1997
      Date  of  service:      April  9,  1998
      Product  involved:      Oxygen  Regulator
      Case  type:             Personal  Injury

III.     POTENTIAL  LITIGATION  -  VENTILATION  PRODUCTS  DIVISION

A.    Betty Ellis
       -------

      Date  of  incident:     March  22,  1997
      Product  involved:      BEAR  2
      Case  type:             Wrongful  Death

B.     Laurano
       -------

       Date  of  incident:    December  22,  1993
       Product  involved:     Unknown  Bear  product
       Case  type:            Personal  Injury

C.     Mary-  Lou  Demerly
       -------------------

       Date of incident:     November 8, 1996
       Case type:            Wrongful Termination

IV.  POTENTIAL  LITIGATION

     A.     JWP  Bankruptcy.This  case  involves an insolvent installer alleging
            ----------------
Allied  owes               approximately  $94,000.00 arising out of an equipment
transaction around the Fall of          1996. We are in the process of gathering
the  necessary  documentation  to  show  we          have  paid  these  bills by
credits.

     B.     Roy  Williams.Firefighter  in Broward County, Florida who was burned
            --------------
in  an  oxygen          cylinder fire this Spring. They will allege, among other
things,  a  defective  oxygen          regulator.  No  suit  has  been  filed.

     C.     Mike  Szyczerba.Firefighter  in  the  Chicagoland  area burned in an
            ----------------
oxygen  cylinder          fire  in 1996. They Will allege a defective regulator.


     The items set forth on this Schedule 5.10 would not, if adversely decided, individually or collectively cause a Material Adverse Change to Borrower.

                         SCHEDULE 5.13 EMPLOYEE BENEFITS

None.

                                  SCHEDULE 6.12
                       LOCATION OF INVENTORY AND EQUIPMENT

Location  of  Parent's  Inventory:
----------------------------------
1720  Sublette  Avenue
St.  Louis,  Missouri  63110

Location  of  Life  Support's  Inventory:
-----------------------------------------
1720  Sublette  Avenue
St.  Louis,  Missouri  63110

Locations  of  B&F's  Inventory:
--------------------------------
1421  Expressway  Drive  North
Toledo,  OH  43608

52  Gradolph  Street
  Toledo,  OH  43608

Location  of  Hospital  System's  Inventory:
--------------------------------------------
5301  Adeline  Street
Oakland,  CA  94608-3196

Other  Locations  of  Inventory:
--------------------------------
Kinderhook  Road
Stuyvesant  Falls,  NY  12174

Deroyal  Industries
1601  Hwy  33,  South
New  Tazwell,  TN  37825

                             COMPLIANCE CERTIFICATE
         (Amended and Restated Loan and Security Agreement Section 6.3)

Date  ___________, 199__

Foothill  Capital  Corporation
11111  Santa  Monica  Boulevard
Suite  1500
Los  Angeles,  CA  90025-3333
Attention:___________________

RE: Amended and Restated Loan and Security Agreement, dated as of September 1, 1998 (the "Agreement") by and between FOOT!~L CAPITAL CORPORATION ("Lender") on the one hand and ALLIED E[EALTI{CARE PRODUCTS, INC. ("Parent") and certain of its subsidiaries (jointly "Borrowers") on the other hand.

Dear___________:

In accordance with Section 6.3 of the Agreement, this letter shall serve as certification to Lender that to the best of my knowledge: (i) all financial statements have been prepared in accordance with GAAP and fairly represent the financial condition of Parent (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments), (ii) the representations and warranties of Borrowers set forth in the Agreement and other Loan Documents are tree and correct in all material respects on and as of the date of this certification (except to the extent that such representations and warranties relate solely to an earlier date), (iii) Parent is in compliance with the financial covenants set forth in Section 7.20 of the Agreement, and (iv) on the date of delivery of this certificate to Lender there does not exist any condition or event that constitutes a Default or Event of Default. Such certification is made as of the fiscal month ending____________,199_.

Sincerely,

ALLIED  HEALTHCARE  PRODUCTS,  INC.

By:_____________________

Vice-President  Finance